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                                                                    Exhibit 24.1


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below have made, constituted and appointed, and by this instrument do make, constitute and appoint Jack Lief and Richard P. Burgoon, Jr., or either one of them, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Report and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agent, or any of them, or their substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed at San Diego,
California, this 15th day of March, 2001.

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Signatures                                          Title
----------                                          -----

By: /s/ Jack Lief                                   President, Chief Executive Officer
    ---------------------------------               and Director
        Jack Lief

By: /s/ Robert Hoffman                              Vice President, Finance, Principal
    ---------------------------------               Financial Officer and Principal Accounting Officer
        Robert Hoffman

By: /s/ Dominic P. Behan                            Vice President, Research and
    ---------------------------------               Director
        Dominic P. Behan, Ph.D.


By: /s/ Derek T. Chalmers                           Vice President, Research and
    ---------------------------------               Director
        Derek T. Chalmers, Ph.D.

By: /s/ John P. Mcalister
    ---------------------------------
        John P. McAlister, III, Ph.D.               Director

By: /s/ Michael Steinmetz
    ---------------------------------
        Michael Steinmetz, Ph.D.                    Director

By: /s/ Stefan Ryser
    ---------------------------------
        Stefan Ryser, Ph.D.                         Director
